Exhibit 10.1

Summary of Plan Terms for 2008 Executive Short-Term Incentive Plan

The Advent Software 2008 Executive Short-Term Incentive Plan (the “Plan”) is designed to motivate and reward the Executive Team for short-term achievement of annual contract value, revenue and income from operations milestones during the 2008 fiscal year.  A summary of the terms follows:

•                  The Plan is applicable to the President and CEO and executive-level members of Advent’s Executive Management Team (the “Executives”)

•                  The individual plans establish various target amounts, performance measures and goals of the cash bonuses awarded under the Plan for each Executive.

•                  Current target amounts range from a total per individual of $90,000 to $275,000.

•                  Plan targets are based on annual contract value, recognized revenue, income from operations (excluding stock-based compensation, amortization and restructuring expenses) and individual executive performance relative to goals.

•                  The Plan is an annual plan and is effective for fiscal year 2008. Any bonuses earned will be paid in the first quarter of 2009.

•                  The Plan may be renewed at the election of the Company for future periods.